UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

ALTO INGREDIENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1300 South Second Street Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 7, 2023, Alto Ingredients, Inc. (the “Company”) issued a press release announcing certain results of operations for the three and six months ended June 30, 2023. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K is not incorporated by reference into any filings of Alto Ingredients, Inc. made under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bryon T. McGregor as President and Chief Executive Officer

Effective August 1, 2023, the Board of Directors (the “Board”) of the Company appointed Bryon T. McGregor to serve as the Company’s President and Chief Executive Officer. Mr. McGregor, age 60, had previously served as the Company’s Chief Financial Officer since 2009.

Currently, Mr. McGregor is compensated by the Company pursuant to the terms of an employment agreement with Company. In connection with Mr. McGregor’s appointment as President and Chief Executive Officer, the Company’s Compensation Committee of the Board (the “Compensation Committee”) will work with Mr. McGregor to amend and restate his current employment agreement on terms to be negotiated between the Company and Mr. McGregor.

Mr. McGregor’s full biographical background, including a description of his current employment agreement with the Company, is provided in the “Executive Compensation and Related Information – Executive Officers” section of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2023 (the “2023 Proxy Statement”), and such disclosure regarding Mr. McGregor is incorporated herein by reference. There are no family relationships between any of the Company’s directors or officers and Mr. McGregor that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. McGregor and any other person pursuant to which Mr. McGregor was appointed as President and Chief Executive Officer. Except as disclosed in the “Executive Compensation and Related Information” and the “Certain Relationships and Related Transactions” sections of the 2023 Proxy Statement, and such disclosure regarding Mr. McGregor is incorporated herein by reference, Mr. McGregor has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Retirement of Michael D. Kandris as President and Chief Executive Officer and Appointment as Interim Chief Operating Officer

Effective August 1, 2023, Michael D. Kandris retired as President and Chief Executive Officer of the Company. On the same date, the Board appointed Mr. Kandris to serve as the Company’s Interim Chief Operating Officer for a period of up to one year. Mr. Kandris, age 76, had previously served as the Company’s President and Chief Executive Officer since 2020 and as the Chief Operating Officer since 2013. Mr. Kandris will remain a member of the Board.

Currently, Mr. Kandris is compensated by the Company pursuant to the terms of an employment agreement with the Company. In connection with Mr. Kandris’ retirement as the Company’s President and Chief Executive Officer and appointment as Interim Chief Operating Officer, the Company’s Compensation Committee will work with Mr. Kandris to amend and restate his current employment agreement on terms to be negotiated between the Company and Mr. Kandris.

Mr. Kandris’ full biographical background, including a description of his current employment agreement, is provided in the “Executive Compensation and Related Information – Executive Officers” section of the Company’s 2023 Proxy Statement, and such disclosure regarding Mr. Kandris is incorporated herein by reference. There are no family relationships between any of the Company’s directors or officers and Mr. Kandris that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Kandris and any other person pursuant to which Mr. Kandris was appointed Interim Chief Operating Officer. Except as disclosed in the “Executive Compensation and Related Information” and the “Certain Relationships and Related Transactions” sections of the 2023 Proxy Statement, and such disclosure regarding Mr. Kandris is incorporated herein by reference, Mr. Kandris has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Robert R. Olander as Chief Financial Officer

Effective August 1, 2023, the Board appointed Robert R. Olander to serve as the Company’s Chief Financial Officer. Mr. Olander, age 45, had previously served as the Company’s Vice President, Corporate Controller since August 2015 and before that, in other management related roles since employment with the Company in March 2007. Prior to joining the company, he served as Controller and Business Manager at Hampton Distribution Companies and supervised audit and consulting at James Marta & Company. He began his career at Deloitte & Touche in audit and assurance working with ConAgra, Berkshire Hathaway and Union Pacific, among others. Mr. Olander has a B.S. in Business Administration from Midland University and is a Certified Public Accountant.

Currently, Mr. Olander is compensated by the Company pursuant to the terms of an employment agreement with Company, the terms of which are described below. In connection with Mr. Olander’s appointment as the Company’s Chief Financial Officer, the Company’s Compensation Committee will work with Mr. Olander to enter into an amended and restated employment agreement on terms to be negotiated between the Company and Mr. Olander.

The Company’s current employment agreement with Mr. Olander provides for at-will employment as the Company’s Vice President, Corporate Controller. Mr. Olander’s current annual base salary is $274,526. Mr. Olander is eligible to participate in the Company’s short-term incentive plan with a pay-out target of 30% of his base salary, to be paid based upon performance criteria set by the Company’s Compensation Committee.

Upon termination by the Company without cause or resignation by Mr. Olander for good reason, Mr. Olander is entitled to receive (i) severance equal to nine months of his base salary, (ii) 75% of his total target short-term incentive plan award, (iii) continued health insurance coverage for nine months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Olander prior to Mr. Olander’s termination which are unvested as of the date of termination.

However, if Mr. Olander is terminated without cause or resigns for good reason in anticipation of or twenty-four months after a change in control, Mr. Olander is entitled to (i) severance equal to eighteen months of base salary, (ii) 150% of his total target short-term incentive plan award, (iii) continued health insurance coverage for eighteen months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Olander prior to Mr. Olander’s termination that are unvested as of the date of termination.

If the Company terminates Mr. Olander’s employment upon his disability, Mr. Olander is entitled to severance equal to twelve months of base salary. In addition, in the event of Mr. Olander’s disability and if he or someone authorized to act on his behalf executes and delivers an agreed release agreement and allows the release to become effective, the Company has agreed to accelerate the vesting of any equity awards granted to Mr. Olander prior to the termination of his employment such that 100% of all shares or options subject to such awards which are unvested as of termination shall be accelerated and deemed fully vested as of the effectiveness of the release.

If Mr. Olander dies, the Company has agreed to accelerate the vesting of any equity awards granted to Mr. Olander prior to his death such that 100% of all shares or options subject to such awards which are unvested as of his death will be accelerated and deemed fully vested.

The term “cause” is defined in Mr. Olander’s employment agreement as (i) Mr. Olander’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Olander’s participation in any fraud or other act of willful misconduct against the Company, (iii) Mr. Olander’s refusal to comply with any of the Company’s lawful directives, (iv) Mr. Olander’s material breach of his fiduciary, statutory, contractual, or common law duties to the Company, or (v) conduct by Mr. Olander which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, the Company shall provide written notice to Mr. Olander describing the nature of the event and Mr. Olander shall thereafter have three business days to cure the event.

The term “for good reason” is defined in Mr. Olander’s employment agreement as (i) the assignment to Mr. Olander of any duties or responsibilities that result in the material diminution of Mr. Olander’s authority, duties or responsibility, (ii) a material reduction by the Company in Mr. Olander’s annual base salary, except to the extent the base salaries of all of the Company’s other executive officers are accordingly reduced, (iii) a relocation of Mr. Olander’s place of work, or the Company’s principal executive offices if Mr. Olander’s principal office is at these offices, to a location that increases Mr. Olander’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by the Company of any material provision of Mr. Olander’s employment agreement.

Mr. Olander’s employment agreement provides that a “change in control” is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of the Company’s securities representing a majority of the Company’s combined voting power, (ii) the Company merges, consolidates or otherwise engages in a business combination with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the Company’s shares of voting capital stock outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the Company’s shares of voting capital stock (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of the Company’s assets are sold.

There are no family relationships between any of the Company’s directors or officers and Mr. Olander that are required to be disclosed under Item 401(d) of Regulation S-K. There are no other arrangements or understandings between Mr. Olander and any other person pursuant to which Mr. Olander was appointed as Chief Financial Officer.

Item 7.01	Regulation FD Disclosure.

On August 7, 2023, the Company issued a press release announcing the management changes described in this Current Report on Form 8-K. A copy of the Company’s press release covering such announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 7, 2023.

99.2	Press Release, dated August 7, 2023, announcing the appointment of Bryon McGregor as President and Chief Executive Officer, the retirement of Michael Kandris as President and Chief Executive Officer and appointment as Interim Chief Operating Officer and the appointment of Robert Olander as Chief Financial Officer.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2023	ALTO INGREDIENTS, INC.

	By:	/S/ AUSTE M. GRAHAM
Auste M. Graham,
Vice President, General Counsel & Secretary